Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SRM Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	8,928,571	$0.487	(3)	$4,348,214.08	0.00015310	$665.71
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share issuable upon exercise of the Warrants	457(c)	9,464,285	$0.487	(3)	$4,609,106.80	0.00015310	$705.65

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts						$8,957,320.87		$1,371.37
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$1,371.37

(1)	The shares of common stock of SRM Entertainment, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale by the selling stockholders of up to an aggregate of 18,392,856 shares of common stock, par value $0.0001 per share, issued by the Registrant pursuant to (a) a Securities Purchase Agreement, dated May 21, 2025, consisting of (i) 8,928,571 shares of common stock issuable upon conversion of 5,000 shares of Series A Preferred Stock, par value $0.0001 per share and (ii) warrants to purchase up to an aggregate of 8,928,571 shares of common stock; and (b) a Placement Agency Agreement, dated May 21, 2025, consisting of 535,714 placement agent warrants exercisable for 535,714 shares of common stock.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on May 22, 2025, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.